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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported): MARCH 24, 2000



                                FREEMARKETS, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                       000-27913              04-3265483
(State or other jurisdiction            (Commission           (IRS Employer
      of incorporation)                 File Number)        Identification No.)



     22nd FLOOR, FREEMARKETS CENTER
    210 SIXTH AVENUE, PITTSBURGH, PA                              15222
(Address of principal executive offices)                        (Zip code)



Registrant's telephone number, including area code: (412) 434-0500





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Item 2. Acquisition or Disposition of Assets.

         On March 24, 2000, FreeMarkets, Inc. ("FreeMarkets") acquired iMark.com, Inc., a Delaware corporation ("iMark.com"), by means of a merger (the "Merger") of a wholly owned subsidiary of FreeMarkets, EMark Acquisition Corporation, a Delaware corporation ("Emark Acquisition"), with and into iMark.com. The Merger was accomplished pursuant to the Agreement and Plan of Merger, dated as of March 14, 2000, among FreeMarkets, Emark Acquisition and iMark.com (the "Merger Agreement"). As a result of the Merger, each outstanding share of iMark.com Common Stock was converted into 0.1575523105 of a share of FreeMarkets Common Stock. The terms of the Merger Agreement were the result of arm's-length negotiations among the parties.

         As a result of the Merger, a total of approximately 1.574 million shares of FreeMarkets Common Stock (the "FreeMarkets Shares") will be issued to former iMark.com stockholders. The issuance of the FreeMarkets Shares to iMark.com stockolders is intended to be exempt from registration pursuant to Regulation D under the Securities Act of 1933, as amended. FreeMarkets will also grant to former holders of options to purchase iMark.com Common Stock a total of approximately 0.176 million stock options to purchase FreeMarkets Common Stock.

         iMark.com is a business-to-business Internet marketplace for the exchange of used equipment. iMark.com brings together buyers and sellers in a fair and neutral marketplace, and offers services associated with buying and selling equipment, including Leasing Services, Transportation & Rigging Services, and Investment Recovery Services.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) It is impracticable at the time of filing this Current Report on Form 8-K to provide the financial statements of the acquired business required to be filed by Item 7(a) of Form 8-K. In accordance with paragraph (a)(4) of Form 8-K, the financial statements of the acquired business shall be filed as an amendment to this Current Report on Form 8-K as soon as practicable and not later than June 7, 2000.

(b) It is impracticable at the time of filing this Current Report on Form 8-K to provide the pro forma financial information relative to the acquired business required to be filed by Item 7(b) of Form 8-K. In accordance with paragraph
(b)(2) of Item 7 of Form 8-K, the pro forma financial information relative to the acquired business shall be filed as an amendment to this Current Report on Form 8-K as soon as practicable and not later than June 7, 2000.

(c) Exhibits.

    Exhibit No.         Description
    -----------         -----------

      2.1 Agreement and Plan of Merger, dated as of March 14, 2000 by and among FreeMarkets, Inc., EMark Acquisition Corporation and iMark.com, Inc.

      99.1              Press Release dated March 15, 2000





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  FreeMarkets, Inc.


Date:  April 5, 2000                              By: /s/ Joan S. Hooper
                                                     ------------------------
                                                      Joan S. Hooper
                                                      Vice President and Chief
                                                        Financial Officer





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                                  EXHIBIT INDEX


         Exhibit No.                        Exhibit
         -----------                        -------

            2.1 Agreement and Plan of Merger dated as of March 14, 2000, by and among FreeMarkets, Inc., EMark Acquisition Corporation and iMark.com, Inc.

            99.1            Press Release dated March 15, 2000